Exhibit 99.5

CONSENT TO REFERENCE IN PROXY STATEMENT/

PROSPECTUS

May 26, 2021

Sustainable Opportunities Acquisition Corp.

1601 Bryan Street, Suite 4141

Dallas, Texas 75201

Sustainable Opportunities Acquisition Corp. (the “Company”) is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus included in such Registration Statement as a future member of the board of directors of the Company (to be renamed TMC the metals company Inc.), such appointment to commence September 1, 2021.

Sincerely,

/s/ Riva Krut
Riva Krut